UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 14, 2011

(November 2, 2011)

OBSCENE JEANS CORPORATION

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-166064 (Commission File Number)	27-1070374 (IRS Employer Identification No.)

677 N. Washington Blvd.

Sarasota, Florida 34236

(Address of principal executive offices) (Zip Code)

(941) 952-5825

(Registrant’s telephone number)

1522 Romallo Lane, Sarasota, Florida 34232

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 2, 2011, Rachel Stark-Cappelli, Director, Chief Executive Officer (“CEO”) and Secretary of Obscene Jeans Corporation (the “Company”), resigned from all positions held with the Company, including as a director of the Company. There was no disagreement between the Company and Ms. Stark-Cappelli at the time of her resignation from the Company.

Also on November 2, 2011, the Company appointed Paul Watson as director, CEO and president to replace Ms. Stark-Cappelli. Mr. Watson will serve as a director until his successor has been elected at the next annual meeting of the Company’s shareholders or until his earlier resignation, removal, or death, and Mr. Watson has not been appointed to any committees of the Board as the Board does not presently have any committees. Mr. Watson is 36 years old.

A seasoned executive, Mr. Watson brings a wealth of experience in finance, corporate strategy and management to the Company. He began his career working with technology start-up companies as an advisor to the Houston Technology Center, developing business plans and raising funds for entrepreneurs. He then signed on with KPMG’s Corporate Finance team in China. While working in Asian markets, he put together growth capital deals ranging from $60-100 million, sourcing funds from strategic and financial investors to expand corporate market share and sales growth. In 2009, Watson founded Hermes Investment Group, a merchant bank serving clients in Asia and North America while focusing on emerging clean technology.

From 2005 through 2009, Mr. Watson served as a mergers and acquisitions advisor and private equity group manager for KPMG Financial Advisory Services in Shanghai, China. From 2009 until 2011, he was Managing Director of Hermes Investment Group, a merchant bank focused on clean technology and environmental science established in Shanghai China, and headquartered in the United States. He is a graduate of the University of Houston Bauer College of Business with a bachelor’s degree in finance. He speaks English, Chinese and Spanish. Mr. Watson also serves as CEO and sole director of Green Technology Solutions Inc.

Mr. Watson does not have a written employment agreement or other compensatory agreement in place with the Company. He is being paid $5,000 per month for his services to the Company.

The Company has not entered into any transactions with Mr. Watson described in Item 404(a) of Regulation S-K.

Mr. Watson was not appointed pursuant to any arrangement or understanding between Mr. Watson and any other person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 14, 2011

Obscene Jeans Corporation

By:    /s/ Paul Watson

Paul Watson, CEO